                                  EXHIBIT 4(a)

                              MANAGEMENT AGREEMENT


     AGREEMENT made as of _____________________, 1999, by and between GLOBAL FINANCIAL SERVICES MASTER TRUST, a Delaware business trust (hereinafter referred to as the "Trust") on behalf of its portfolio named in the Addendum hereto (the "Portfolio") and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership, doing business as FUND ASSET MANAGEMENT (hereinafter referred to as the "Manager"). This Agreement and the Addendum pertaining to the Portfolio shall constitute the "investment advisory contract" for the Portfolio for purposes of
Section 15(a) of the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act").

                              W I T N E S S E T H:
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       WHEREAS, the Trust is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

     WHEREAS, the Trustees of the Trust (the "Trustees") are authorized to establish separate portfolios of securities, each of which may offer separate classes of shares; and

     WHEREAS, the Trustees have established and designated the Portfolio as a portfolio of the Trust; and

     WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

     WHEREAS, the Trust desires to retain the Manager to provide management and investment advisory services to the Portfolio in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Manager is willing to provide management and investment advisory services to the Portfolio on the terms and conditions hereafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Manager hereby agree as follows:

                                   ARTICLE I
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                             Duties of the Manager
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     The Trust hereby employs the Manager to act as a manager and investment adviser of the Portfolio and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Trustees, for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Manager and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Portfolio in any way or otherwise be deemed agents of the Trust or the Portfolio.

     (a)         Management Services. The Manager shall perform (or arrange for
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the performance by affiliates of) the management and administrative services necessary for the operation of the Trust and the Portfolio including administering shareholder accounts and handling shareholder relations. The Manager shall provide the Trust and the Portfolio with office space, facilities, equipment and necessary personnel and such other services as the Manager, subject to review by the Trustees, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Manager shall also, on behalf of the Trust and the Portfolio, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Manager shall generally monitor the Trust's and the Portfolio' compliance with investment policies and restrictions as set forth in the Registration Statement of the Trust filed with the Securities and Exchange Commission under the Investment Company Act, as amended from time to time (the "Registration Statement"). The Manager shall make reports to the Trustees of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Portfolio as it shall determine to be desirable.

     (b)          Investment Advisory Services.  The Manager shall provide (or
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arrange for affiliates to provide) the Trust with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Portfolio, shall furnish continuously an investment program for the Portfolio and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held in the various securities and other financial instruments in which the Portfolio invests or cash, subject always to the restrictions of the Declaration of Trust and By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Portfolio' investment objectives, investment policies and investment restrictions as the same are set forth in the Trust's current Registration Statement. The Manager shall make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Portfolio's securities shall be exercised. Should the Trustees at any time, however, make any definite determination as to investment policy and notify the Manager thereof in writing, the Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Manager shall take, on behalf of the Portfolio, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio's account with brokers or dealers selected by it, and to that end, the Manager is authorized as the agent of the Trust to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Portfolio, the Manager is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Trustees and set forth in the current Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Manager may select brokers or dealers with which it or the Trust is affiliated.

                                   ARTICLE II
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                       Allocation of Charges and Expenses
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(a)  The Manager.  The Manager assumes and shall pay for maintaining the staff
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     and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, facilities and necessary personnel which it is obligated to provide under Article I hereof, and shall pay compensation of all Officers of the Trust and all Trustees of the Trust who are affiliated persons of the Manager.

(b)  The Trust.  The Trust assumes and shall pay or cause to be paid all other
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     expenses of the Trust and the Portfolio (except for the expenses paid by the Distributor), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports, copies of the Registration Statement, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Manager, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Portfolio. It is also understood that the Trust shall reimburse the Manager for its costs in providing accounting services to the Trust and the Portfolio. The Distributor will pay certain of the expenses of the Portfolio incurred in connection with the continuous offering of shares of beneficial interest of the Portfolio.

                                  ARTICLE III
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                          Compensation of the Manager
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     Management and Investment Advisory Fee.  For the services rendered, the
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facilities furnished and expenses assumed by the Manager, the Portfolio shall pay to the Manager at the end of each calendar month a fee based upon the average daily value of the net assets of the Portfolio, as determined and computed in accordance with the description of the determination of net asset value contained in the Registration Statement, at the annual rate of set forth on the Addendum or Addenda pertaining to the Portfolio, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Manager's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above. During any period when the determination of net asset value is suspended by the Trustees, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV
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                     Limitation of Liability of the Manager
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     The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust and the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Manager" shall include any affiliates of the Manager performing services for the Trust or the Portfolio contemplated hereby and partners, directors, officers and employees of the Manager and such affiliates.

                                   ARTICLE V
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                           Activities of the Manager
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     The services of the Manager to the Trust and the Portfolio are not to be deemed to be exclusive, and the Manager and each affiliate is free to render services to others. It is understood that Trustees, officers, employees and shareholders of the Trust and the Portfolio are or may become interested in the Manager and its affiliates, as directors, officers, employees, partners and shareholders or otherwise, and that the Manager and directors, officers, employees, partners and shareholders of the Manager and its affiliates are or may become similarly interested in the Trust or the Portfolio as shareholders or otherwise.

                                   ARTICLE VI
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                   Duration and Termination of this Agreement
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     This Agreement shall become effective with respect to the Portfolio as of the date such Portfolio commences investment operations, and shall remain in force with respect to such Portfolio for two years thereafter or, if sooner, until such date as may be set forth in the Addendum pertaining to the Portfolio, and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Trustees, or with respect to any Portfolio by the vote of a majority of the outstanding voting securities of the Portfolio, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or with respect to the Portfolio by the vote of a majority of the outstanding voting securities of the Portfolio, or by the Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                  ARTICLE VII
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                          Amendments of this Agreement
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     This Agreement may be amended by the parties only if such amendment is specifically approved by (i) (a) with respect to the Portfolio, by the vote of a majority of outstanding voting securities of the Portfolio, and (b) with respect to any one Portfolio by the vote of a majority of outstanding voting securities of such Portfolio; and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII
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                          Definitions of Certain Terms
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     The terms "vote of majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX
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                                 Governing Law
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     This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE X
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                   Limitation of Obligations of the Portfolio
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     The obligations of the Portfolio hereunder shall be limited to the assets of that Portfolio, shall be separate from the obligations of each other Portfolio, and no Portfolio shall be liable for the obligations of any other portfolio.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                GLOBAL FINANCIAL SERVICES MASTER TRUST


                                        By:___________________________________
                                                      (signature)

                                        Name:_________________________________


                                        Title:________________________________



                                FUND ASSET MANAGEMENT, L.P.


                                        By:___________________________________
                                                      (signature)

                                        Name:_________________________________


                                        Title:________________________________

                      ADDENDUM A TO MANAGEMENT AGREEMENT

        Name of Portfolio                               Management Fee
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Global Financial Services Portfolio...............      .40%